                                                                    EXHIBIT (k)


                     MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                        Series 1996-1 Monthly Statement
                      Class A Certificate CUSIP #25466KAU3
                      Class B Certificate CUSIP #25466KAV1


Trust Distribution Date: November 15, 1996   Due Period Ending: October 31, 1996

Pursuant to the Series Supplement dated as of January 18, 1996 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and First Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1. Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)

     Series  1996-1                               Total       Interest     Principal
        Class A      31 days at 5.552810000%  $4.781586389  $4.781586389  $0.000000000

        Class B      31 days at 5.682810000%  $4.893530833  $4.893530833  $0.000000000

2.   Principal Receivables at the end of the Due Period

     (a) Aggregate Investor Interest                              $12,275,796,676.00
         Seller Interest                                           $2,172,873,943.47

         Total Master Trust                                       $14,448,670,619.47

     (b) Group One Investor Interest                              $10,175,796,676.00

     (c) Group Two Investor Interest                               $2,100,000,000.00

     (d) Series 1996-1 Investor Interest                           $1,052,632,000.00

     (e) Class A Investor Interest                                 $1,000,000,000.00

         Class B Investor Interest                                    $52,632,000.00

3.   Allocation of Receivables Collected During the Due Period

                                                                  Finance Charge        Principal           Yield
                                                                   Collections          Collections      Collections
      (a) Allocation of Collections between Investor and Seller

          Aggregate Investor Allocation                           $189,015,439.27    $1,602,331,456.61      $0.00

          Seller                                                   $40,790,565.91      $345,791,894.89      $0.00

      (b) Group One Allocation                                    $161,277,854.44    $1,367,192,968.08      $0.00

      (c) Group Two Allocation                                     $27,737,584.83      $235,138,488.53      $0.00

      (d) Series 1996-1 Allocations                                $16,683,915.98      $141,433,755.32      $0.00

      (e) Class A Allocations                                      $15,856,614.36      $134,420,511.25      $0.00

          Class B Allocations                                         $827,301.62        $7,013,244.07      $0.00

     4. Information Concerning the Series Principal Funding Accounts ("SPFA") Deposits into the SPFAs

                                This Due        Total    Deposit Deficit  Investment
                                 Period       Deposits      Amount          Income
          Series 1996-1          $0.00         $0.00         0.00           $0.00

     5.   Information Concerning Amount of Controlled Liquidation Payments

                                                                  Total Payments
                                   Amount Paid    Deficit Amount  Through This
                                 This Due Period  This Due Period  Due Period
          Series 1996-1                 $0.00           $0.00            $0.00

     6.   Information Concerning the Series Interest Funding Accounts ("SIFA")

                                              Deposits Into the
                                                 SIFAs This
                                                 DuePeriod          SIFA Balance
          Series 1996-1                        $5,039,142.70            $0.00

     7.   Pool Factors

                                                               This Due Period
          Class A                                                1.00000000

          Class B                                                1.00000000

     8.   Investor Charged-Off Amount

                                                                      Cumulative
                                                                       Investor
                                                                      Charged-Off
                                              This Due Period           Amount
      (a) Group One                           $52,947,185.20            $0.00

      (b) Group Two                            $9,106,191.58            $0.00

      (c) Series 1996-1                        $5,477,295.02            $0.00

      (d) Class A                              $5,205,693.61            $0.00

          Class B                                $271,601.41            $0.00

     9.   Investor Losses This Due Period

                                                                  Per $1,000 of
                                                                Original Invested
                                                       Total        Principal
      (a) Group One                                    $0.00          $0.00

      (b) Group Two                                    $0.00          $0.00

      (c) Series 1996-1                                $0.00          $0.00

      (d) Class A                                      $0.00          $0.00

          Class B                                      $0.00          $0.00

     10.  Reimbursement of Investor Losses This Due Period

                                                                   Per $1,000 of
                                                                 Original Invested
                                                       Total        Principal
      (a) Group One                                    $0.00          $0.00

      (b) Group Two                                    $0.00          $0.00

      (c) Series 1996-1                                $0.00          $0.00

      (d) Class A                                      $0.00          $0.00

          Class B                                      $0.00          $0.00

     11.  Aggregate Amount of Unreimbursed Investor Losses

                                                                   Per $1,000 of
                                                                 Original Invested
                                                       Total        Principal
      (a) Group One                                    $0.00          $0.00

      (b) Group Two                                    $0.00          $0.00

      (c) Series 1996-1                                $0.00          $0.00

      (d) Class A                                      $0.00          $0.00

          Class B                                      $0.00          $0.00

     12.  Investor Monthly Servicing Fee Payable at the end of the Due Period

      (a) Group One                                           $16,959,661.13

      (b) Group Two                                            $2,916,666.67

      (c) Series 1996-1                                        $1,754,386.67

      (d) Class A                                              $1,666,666.67

          Class B                                                 $87,720.00

     13.  Class Available Subordinated Amount at the end of the Due Period

                                                                 As a Percentage
                                                                    of Class A
                                                  Total          Invested Amount
          Series 1996-1 Class B              $105,263,200.00        10.5263%

     14.  Total Available Credit Enhancement Amounts

                                                   Shared Amount   Class B Amount
          Maximum Amount                               $0.00       $57,894,760.00

          Available Amount                             $0.00       $57,894,760.00

          Amount of Drawings on Credit Enhancement
            for this Due Period                        $0.00                $0.00

15.  Delinquency Summary

     End of Due Period Master Trust Receivables Outstanding   $14,686,108,154.34

                        Delinquent Amount   Percentage of Ending
     Payment Status      Ending Balance    Receivables Outstanding
     30-59 days          $436,755,664.27          2.97%

     60-179 days         $647,052,142.22          4.41%


                                     FIRST BANK NATIONAL ASSOCIATION
                                     as Trustee


                                     BY: ____________________________
                                               Vice President

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1996-1 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

         The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of January 18, 1996 (the "Series Supplement") by and between Greenwood and First Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1996-1 Master Trust Certificates for the Distribution Date occurring on November 15, 1996:


 1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.  The aggregate amount of Collections processed during the related Due
     Period is equal to                                                                 $2,177,929,356.63

 4.  The aggregate amount of Class A Principal Collections processed during
     the related Due Period is equal to                                                   $134,420,511.25

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during the related Due Period is equal to                                             $15,856,614.36

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                             $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                               $0.00

 7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall
          is equal to                                                                               $0.00

     (b)  with respect to the Class A Cumulative Investor Charged-Off
          Amount is equal to                                                                        $0.00

     (c)  with respect to the Class A Investor Interest is equal to                                 $0.00

 8.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                           $4,781,586.39

  9.  The aggregate amount of Class B Principal Collections processed during
      the related Due Period is equal to                                                $7,013,244.07

 10.  The aggregate amount of Class B Finance Charge Collections processed
      during the related Due Period is equal to                                           $827,301.62

 11a. The aggregate amount of Class B Principal Collections recharacterized as
      Series Yield Collections during the related Due Period is equal to                        $0.00

 11b. The aggregate amount of Class B Additional Funds for this Distribution
      date is equal to                                                                          $0.00

 12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

      (a)  with respect to the Class B Required Amount Shortfall
           is equal to                                                                          $0.00

      (b)  with respect to the Class B Cumulative Investor Charged-Off
           Amount is equal to                                                                   $0.00

      (c)  with respect to the Class B Investor Interest is equal to                            $0.00

 13.  The sum of all amounts payable to the Class B Certificateholders
      on the current Distribution Date is equal to                                        $257,556.31

 14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

         IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of November, 1996.



                               GREENWOOD TRUST COMPANY
                                 as Master Servicer

                               By:_______________________________________
                                  Vice President, Director of Accounting,
                                  and Treasurer